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                                                                       EXHIBIT 5




                                   May 8, 2001



Swift Transportation Co., Inc.
2200 South 75th Avenue
Phoenix, AZ  85043

         Re: Registration Statement No. 333-59250 on Form S-4, as amended, relating to common stock par value $0.001 per share

Ladies and Gentlemen:

         We have acted as special counsel for Swift Transportation Co., Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement No. 333-59250 on Form S-4, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of shares (the "Shares") of the Company's $0.001 par value common stock to be issued in connection with the proposed merger of M.S. Carriers, Inc., a Tennessee corporation ("M.S. Carriers"), with the Company pursuant to the terms of the Merger Agreement dated as of December 11, 2000, among the Company, Sun Merger, Inc., a Tennessee corporation, and M.S. Carriers (the "Merger Agreement").

         In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) the Registration Statement, (iii) the Company's Articles of Incorporation, incorporated by reference as an exhibit to the Registration Statement, (iv) the Company's Bylaws, incorporated by reference as an exhibit to the Registration Statement, and (v) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, records, instruments, and other documents as we have deemed appropriate for the purpose of rendering this opinion. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity of the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate.

         In rendering this opinion we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Securities Act, (ii) the stockholders of M.S. Carriers will have approved and adopted the Merger Agreement and the merger,
(iii) the stockholders of the Company will have approved the issuance of the Shares in the merger as contemplated by the Merger Agreement, and (iv) the transactions contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement.


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Swift Transportation Co., Inc.
May 8, 2001
Page 2



         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and the Shares, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of Nebraska and we do not express any opinion herein concerning any law other than the Nevada General Corporation Law.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Scudder Law Firm, P.C., L.L.O. in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Matters" and elsewhere it appears.

                                        Very truly yours,

                                        Scudder Law Firm, P.C., L.L.O.



                                        By:  /s/ Mark A. Scudder
                                             -------------------
                                                 Mark A. Scudder




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